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                                                                    EXHIBIT 99.1
                                ------------------------------------------------
                                WHEN PROXY IS OKAYED PLEASE SIGN & DATE IT ABOVE




                     PLEASE MARK, DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF STOCKHOLDERS
                        LONG BEACH FINANCIAL CORPORATION

                               SEPTEMBER 13, 1999




               *Please Detach and Mail in the Envelope Provided*

A  /X/ PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


                                                                                         FOR     AGAINST    ABSTAIN
                                        1. To approve and adopt the Agreement           /  /     /  /       /  /
                                           and Plan of Merger, dated as of May 18,
                                           1999, between Long Beach Financial
                                           Corporation and Washington Mutual, Inc. and the transactions contemplated thereby.

                                        2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments, postponements or rescheduling thereof.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                        USING THE ENCLOSED ENVELOPE.





(Signature)____________________________________ (Signature)______________________________ Dated_______________, 1999

NOTE: Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

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                           __________________________________________________
                           WHEN PROXY IS OKAYED PLEASE SIGN AND DATE IT ABOVE




                        LONG BEACH FINANCIAL CORPORATION
                     1100 TOWN AND COUNTRY ROAD, SUITE 1650
                                ORANGE, CA 92868
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints M. Jack Mayesh and Edward Resendez, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Long Beach Financial Corporation held of record by the undersigned on August 9, 1999, at the Special Meeting of Stockholders to be held on September 13, 1999, and at any adjournments thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                   IMPORTANT - PLEASE SIGN ON THE OTHER SIDE